Exhibit 10.1
WAIVER AGREEMENT
     This waiver agreement (the “Waiver Agreement”), is dated as of November 12, 2009, and relates to that certain First Amended and Restated Omnibus Agreement (the “Agreement”), dated as of April 22, 2009, among Western Pocahontas Properties Limited Partnership, a Delaware limited partnership, Great Northern Properties Limited Partnership, a Delaware limited partnership (“GNP”), New Gauley Coal Corporation, a West Virginia corporation, Robertson Coal Management LLC, a Delaware limited liability company, GP Natural Resource Partners LLC, a Delaware limited liability company, NRP (GP) LP, a Delaware limited partnership (including any permitted successors and assigns under the Partnership Agreement, the “General Partner”), Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and NRP (Operating) LLC, a Delaware limited liability company (“OLLC”). The above-named entities are sometimes referred to in this Waiver Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined in this Waiver Agreement are used with the meanings ascribed to such terms in the Agreement.
RECITALS:
     WHEREAS, Section 2.2(b) of the Agreement provides that any Sponsor may engage, directly or indirectly, in owning, operating or investing in a Restricted Business that is acquired by a Sponsor after the Closing Date if (1) the fair market value of such Restricted Business is equal to or less than $10 million or (2) the fair market value of such Restricted Business is greater than $10 million and the Partnership Group has been offered the opportunity to purchase such Restricted Business and has elected not to do so;
     WHEREAS, Section 2.3 of the Agreement provides that the fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor) of all Restricted Businesses owned, operated or invested in by the Sponsor may not exceed $75 million in the aggregate;
     WHEREAS, Section 2.4 of the Agreement provides that if the Sponsor desires to acquire a Restricted Business not otherwise permitted by Section 2.2 and such Restricted Business constitutes greater than 50% of the aggregate value of the entire acquisition, then the Sponsor shall offer the Partnership Group the opportunity to purchase such Restricted Business in accordance with Section 2.4;
     WHEREAS, GNP currently owns the coal reserves in the Otter Creek Tracts (as defined below) and the Ashland Coal Tracts (as defined below);
     WHEREAS, GNP and Arch Coal, Inc. (“Arch”) have entered into a Memorandum of Understanding dated as of May 7, 2009 (the “MOU”), regarding the development by Arch of (i) the Otter Creek Tracts 1, 2 and 3, as described on Schedule 1 to the MOU (the “Otter Creek Tracts”) and (ii) the Ashland Coal Field, as described on Schedule 2 to the MOU (the “Ashland Coal Tracts” and, together with the Otter Creek Tracts, the “MOU Properties”);
     WHEREAS, the MOU contemplates that GNP and Arch will enter into (i) a lease agreement (the “Otter Creek Lease”) whereby Arch will lease from GNP all of GNP’s coal interests in the Otter Creek Tracts in exchange for a lease execution bonus payment and certain ongoing royalty payments, and (ii) an option agreement (the “Option”) that will provide Arch the option to enter into a lease agreement (the “Ashland Lease”) whereby Arch will lease from GNP all or a part of GNP’s coal interests in the Ashland Coal Tracts;
     WHEREAS, the Parties acknowledge that the development of the MOU Properties is likely to be a long-term process and that certain information regarding coal prices, coal quality and production rates, project timing, and other important economic and operational information is currently unknown and difficult to forecast;
     WHEREAS, the absence of such information creates difficulty in determining an appropriate value for the MOU Properties and the Parties hereby desire to waive the requirements of Sections 2.2, 2.3 and 2.4 of the Agreement on the terms set forth herein; and
     WHEREAS, pursuant to Section 3.5 of the Agreement, the Agreement may only be amended or modified by the written agreement from all the parties thereto.
WAIVER
     In that regard, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Acknowledgement of Offer Requirement. The Parties acknowledge that the consummation of the Otter Creek Lease, the Option and the Ashland Lease will trigger the offer requirements under Sections 2.2 and 2.4 of the Agreement and, without this Waiver Agreement, GNP would be required to offer the Otter Creek Tracts and the Ashland Coal Tracts to the Partnership and the OLLC upon the execution of each of the Otter Creek Lease, the Option and the Ashland Lease, respectively.
     2. Waiver. Subject to the terms and conditions contained herein, the Parties hereby waive the provisions of Sections 2.2, 2.3 and 2.4 of the Agreement (the “Waiver”), such Waiver to be effective solely for the Otter Creek Lease, the Option and the Ashland Lease on substantially the terms set forth in the MOU as of the effective dates of the Otter Creek Lease, the Option and the Ashland Lease, respectively.
     3. Termination of Waiver. The Waiver will terminate and the provisions of Sections 2.2, 2.3 and 2.4 of the Agreement, as applied to each of the Otter Creek Lease and the Ashland Lease, will automatically be reinstated without any further action by the Parties hereto, as follows:
          (a) as to the Otter Creek Lease, upon the cumulative production of 10,000,000 tons of coal from the Otter Creek Tracts constituting “Leased Premises” as defined in Section 2 and more accurately described in Schedule “3” of the MOU, at which point GNP will be required to offer the Otter Creek Tracts to the Partnership and the OLLC pursuant to the procedures set forth in Section 2.4 of the Agreement; and

          (b) as to the Ashland Lease, upon the cumulative production of 10,000,000 tons of coal from the Otter Creek Tracts constituting “Leased Premises” as defined in Section 2 and more accurately described in Schedule “3” of the MOU, at which point GNP will be required to offer the Ashland Coal Tracts to the Partnership and the OLLC pursuant to the procedures set forth in Section 2.4 of the Agreement (without regard subsection (c) thereof); provided, that if the Partnership and the OLLC determine not to pursue the purchase of the Ashland Coal Tracts at such time, this Waiver shall continue until the cumulative production of 10,000,000 tons of GNP owned coal from the Ashland Coal Tracts, at which point GNP will be required to offer the Ashland Coal Tracts to the Partnership and the OLLC pursuant to the procedures set forth in Section 2.4 of the Agreement.
     4. Limited Waiver. The Waiver is limited to the effects of the Otter Creek Lease and the Ashland Lease under Sections 2.2, 2.3 and 2.4 of the Agreement, and does not waive any other provisions of the Agreement nor the effects of any past, present or future transactions.
     5. Transfers of Interest.
          (a) GNP hereby covenants and agrees that, until the Waiver is terminated pursuant to Section 3(a) of this Waiver Agreement, it will not sell, assign, sublease, mortgage, pledge or otherwise transfer or encumber the Otter Creek Lease or any rights, interests or estates created by the Otter Creek Lease or all or any portion of the Otter Creek Tracts without the prior written consent of the Partnership;
          (b) GNP hereby covenants and agrees that, until the Waiver is terminated pursuant to Section 3(b) of this Waiver Agreement, it will not sell, assign, sublease, mortgage, pledge or otherwise transfer or encumber the Ashland Lease or any rights, interests or estates created by the Ashland Lease or all or any portion of the Ashland Coal Tracts without the prior written consent of the Partnership.
     6. Choice of Law; Submission to Jurisdiction. This Waiver Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Waiver Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
     7. Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Waiver Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Party to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Waiver Agreement shall be sent to or made at the address set forth in the Agreement.

     8. Entire Agreement. This Waiver Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
     9. Amendment or Modification. This Waiver Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Waiver Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Waiver Agreement.
     10. Assignment. No Party shall have the right to assign its rights or obligations under this Waiver Agreement without the consent of the other Parties hereto.
     11. Counterparts. This Waiver Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     12. Severability. If any provision of this Waiver Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Waiver Agreement shall remain in full force and effect.
     13. Further Assurances. In connection with this Waiver Agreement and all transactions contemplated by this Waiver Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Waiver Agreement and all such transactions.
     14. Rights of Limited Partners. The provisions of this Waiver Agreement are enforceable solely by the Parties to this Waiver Agreement, and no limited partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Waiver Agreement or to compel any Party to this Waiver Agreement to comply with the terms of this Waiver Agreement.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first above written.

WESTERN POCAHONTAS PROPERTIES LIMITED PARTNERSHIP By: Western Pocahontas Corporation, Its General Partner
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP By: GNP Management Corporation, Its General Partner
By:	/s/ Charles H. Kerr
	Name:	Charles H. Kerr
	Title:	President

NEW GAULEY COAL CORPORATION
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

ROBERTSON COAL MANAGEMENT LLC By: Corbin J. Robertson, Jr. Its sole member
By:	/s/ Corbin J. Robertson, Jr.
	Name:	Corbin J. Robertson, Jr.
[Signature Page to Waiver Agreement]

GP NATURAL RESOURCE PARTNERS LLC
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President and Chief Operating Officer

NRP (GP) LP By: GP Natural Resource Partners LLC, Its General Partner
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President and Chief Operating Officer

NATURAL RESOURCE PARTNERS L.P. By: NRP (GP) LP, Its General Partner By: GP Natural Resource Partners LLC, Its General Partner
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President and Chief Operating Officer

NRP (OPERATING) LLC
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President and Chief Operating Officer
[Signature Page to Waiver Agreement]